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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                           ------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                          --------------------------



Date of Report (Date of
earliest event reported): May 27, 1998
                          -------------


                         INTERMEDIA COMMUNICATIONS INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)



        Delaware                                               59-2913586
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(State or other jurisdic-                                   I.R.S. Employer
 tion of incorporation or                                  Identification No.)
 organization)


                                     0-20135
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                            (Commission File Number)


3625 Queen Palm Drive, Tampa, Florida                                 33619-1309
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code (813) 829-0011
                                                   --------------




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Item 5.  Other Events

     On May 27, 1998, Intermedia Communications Inc. (the "Company") announced its private offering of $350 million principal amount of its 8.60% Senior Notes (the "Senior Notes") which was subsequently increased to $450 million and closed on May 27, 1998 (the "Private Offering"). The Private Offering was also amended to include a $50 million over-allotment option that continues to be outstanding. The net proceeds from the Private Offering will be used to fund up to 80% of the cost of acquisition or construction by the Company of telecommunications-related assets. The Senior Notes will not and have not been registered under the Securities Act of 1933, as amended, or any state securities or blue sky laws, and may not be offered or sold in the United States or in any state thereof absent registration or an applicable exemption from the registration requirements of such laws.

Item 7.  Financial Statements and Exhibits

Exhibit 99.1               Press Release, dated May 27, 1998.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: May 29, 1998

                                    INTERMEDIA COMMUNICATIONS INC.
                                             (Registrant)



                                    By: /s/ David C. Ruberg
                                        --------------------------------
                                        Name:  David C. Ruberg
                                        Title: Chairman and Chief Executive
                                               Officer




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                                  EXHIBIT INDEX


         Exhibit                                                       Page
           No.                       Description                        No.
           ---                       -----------                       ----

       Exhibit 99.1       Press Release, dated May 27, 1998.             5






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